Exhibit No. 32.1
8888 Acquisition Corporation
File No. 0-52251
Form 10-Q
Quarter ended November 30, 2009

Certification Pursuant to 18 U.S.C. 1350,
as adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 -
Chief Executive and Financial Officer

In connection with the Quarterly Report of 8888 Acquisition Corp. (Company) on Form 10-Q for the period ended November 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Glenn A. Little, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 31, 2009	By:	/s/ Glenn A. Little
Glenn A. Little
Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to 8888 Acquisition Corp. and will be retained by 8888 Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.